1130 BERKSHIRE BLVD.
MC 11900IR5
WYOMISSING, PA 19610
VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Sovereign Bancorp, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sovereign Bancorp, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	SVCOM1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SOVEREIGN BANCORP, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” MATTER NO. 1 AND NO. 2.	For	Against	Abstain

MATTER NO. 1:
TO APPROVE AND ADOPT THE TRANSACTION AGREEMENT, DATED AS OF OCTOBER 13, 2008, BETWEEN SOVEREIGN BANCORP, INC. AND BANCO SANTANDER, S.A.	☐	☐	☐

MATTER NO. 2:
TO APPROVE AN ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES.	☐	☐	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

     I/We hereby appoint Richard Toomey, Salvatore Rinaldi and Gertrude M. Hackney, or any one of them, acting in the absence of the other, as proxyholders, each with the power to appoint his or her substitute, and hereby authorize them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Sovereign Bancorp, Inc. (“Sovereign”) held of record by me/us on [                                        ], at the Special Meeting of Shareholders to be held on [                                          ], 2009, or any adjournment thereof.
     This proxy, when properly delivered, will be voted in the manner directed by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR FOR THE PROPOSAL TO APPROVE AND ADOPT THE TRANSACTION AGREEMENT BETWEEN SOVEREIGN BANCORP, INC. AND BANCO SANTANDER, S.A. AND FOR THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES. This proxy will be voted, in the discretion of the proxyholders, upon such other business as may properly come before the Special Meeting of Shareholders, or any adjournment thereof, as provided in the rules of the Securities and Exchange Commission.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
To vote by mail, please vote and sign on the other side.
TO VOTE BY MAIL, RETURN PROXY CARD IN ENCLOSED ENVELOPE
AFTER COMPLETING, SIGNING AND DATING.